As filed with the Securities and Exchange
                   Commission on April 11, 2003. File No. 333-
            ====================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                       Telaxis Communications Corporation
             (Exact name of registrant as specified in its charter)
                              ---------------------


  MASSACHUSETTS                                       04-2751645
(State or other jurisdiction of          (I.R.S Employer Identification Number)
incorporation or organization)
                              ---------------------

                                8000 Lee Highway
                             Falls Church, VA 22042
                    (Address of Principal Executive Offices)
                              ---------------------

                               YOUNG DESIGN, INC.
                            2002 STOCK INCENTIVE PLAN

                            (Full title of the plan)
                              ---------------------

                              ROBERT E. FITZGERALD
                      President and Chief Executive Officer
                       TELAXIS COMMUNICATIONS CORPORATION
                                8000 Lee Highway
                             Falls Church, VA 22042
                     (Name and address of agent for service)

                                 (703) 205-0600
          (Telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                             Proposed maximum           Proposed
          Title of securities                Amount to      offering price per     maximum aggregate               Amount of
           to be registered              be registered(1)          share             offering price             registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)......      1,778,750 (3)          $0.40 (4)            $711,500 (4)                  $58.00
====================================================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the antidilution provisions of the Young Design, Inc. 2002 Stock Incentive Plan (the "Plan") to which this Registration Statement relates.
(2) Each share includes one right to purchase shares of the registrant's class one participating cumulative preferred stock pursuant to the registrant's rights agreement dated as of May 18, 2001, as amended to date and as may be amended in the future.
(3) Represents all shares reserved for issuance pursuant to awards under the Plan which are currently outstanding.
(4) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based on the weighted average exercise price per share of the awards outstanding under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Telaxis Communications Corporation (the "Registrant" or the "Company") hereby incorporates by reference the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed by the Registrant with the Securities and Exchange Commission on March 31, 2003.

     (b) The Registrant's Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 9, 2003.

     (c) The Registrant's Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 20, 2003.

     (d) The Registrant's Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 8, 2003.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-87885) in the form declared effective by the Securities and Exchange Commission on February 1, 2000, including the information in the Registrant's Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 21, 2001 for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock registered hereby is being passed upon for the Registrant by Foley Hoag LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws, or the Massachusetts Business Corporation Law (the "MBCL"), provides that the indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any of those persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. Section 67 further provides that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

     The Registrant's By-laws provide that the Registrant shall indemnify each person who is or was a director, officer, employee or agent of the Registrant, or who is serving or served, at the request of the Registrant, as a director, officer, employee or other agent of another organization or in any capacity with respect to any employee benefit plan, against all judgments, fines, penalties, costs and expenses reasonably incurred by such person (including reasonable settlement costs other than amounts paid to the Registrant) in connection with or arising out of any claims made, or any action, suit or proceeding threatened or brought against him or in which he may be involved by reason of any action alleged to have been taken or omitted by him as a director, officer, employee or agent, or in any capacity with respect to any employee benefit plan. No indemnification is provided for any person with respect to any matter as to which he is adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Indemnification may, in the discretion of the Registrant's Board of Directors, include payments by the Registrant of costs and expenses incurred in advance of the final disposition of a proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he is adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     Section 13(b)(1 1/2) of the MBCL permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the MBCL (relating to unlawful payment of dividends, unlawful stock purchase and redemption and loans to insiders) or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Registrant's Articles of Organization provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except in the circumstances set forth in the MBCL.

     Section 67 of the MBCL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant currently maintains a $10,000,000 Directors and Officers Liability Insurance Policy.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements contain provisions that are, in some respects, broader than the specific indemnification provisions contained in the MBCL and in the Registrant's By-laws. In general, the indemnification agreements may require the Registrant:

     o to indemnify its directors and officers against liabilities that may arise due to their status or service as officers or directors, other than liabilities that may arise with respect to any matter as to which the person seeking indemnification is adjudicated not to have acted in good faith in the reasonable belief that their action was in the best interest of the Registrant; and

     o to advance their expenses incurred as a result of any proceeding against them as to which they may be entitled to indemnification.

     The Underwriting Agreement dated February 1, 2000 between the Registrant and Credit Suisse First Boston Corporation, Banc of America Securities LLC and CIBC World Markets Corp. provides that the underwriters named therein will indemnify and hold harmless the Registrant and each director, officer or controlling person of the Registrant from and against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the
"Securities Act"), and the Underwriting Agreement provides that such underwriters will contribute to certain liabilities of such persons under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.


        Exhibit
        Number                           Description
        ------                           -----------


        4.1 Restated Articles of Organization of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885)).

        4.2 Certificate of Vote of Directors Establishing a Class or Series of Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 10, 2001).

        4.3 Rights Agreement, dated as of May 18, 2001, between the Registrant and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on May 21,
               2001).

        4.4 Amendment No. 1 to Rights Agreement by and between the Company and Registrar and Transfer Company, as Rights Agent dated as of September 9, 2002 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 12, 2002).

        4.5 Amendment No. 2 to Rights Agreement by and between the Company and Registrar and Transfer Company, as Rights Agent dated as of March 17, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 20, 2003).

        4.6 Form of Right Certificate (incorporated by reference to Exhibit 3 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on May 21, 2001).

        4.7 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 10, 2001).

        5.1    Opinion of Foley Hoag LLP.

        23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

        23.2   Consent of Foley Hoag LLP (included in Exhibit 5.1).

        24     Power of Attorney (included on signature pages).

       99.1    Young Design, Inc. 2002 Stock Incentive Plan.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia on April 11, 2003.

                                             Telaxis Communications Corporation



                                              By:  /s/ Robert E. Fitzgerald
                                                   -----------------------------
                                                       Robert E. Fitzgerald,
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert E. Fitzgerald and Patrick L. Milton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           Signature                            Title                              Date
           ---------                            -----                              ----

                                 Chief   Executive   Officer  and   Director       April 11, 2003
/s/  Robert E. Fitzgerald        (principal executive officer)
------------------------------
     Robert E. Fitzgerald
                                 Chief Financial Officer and Treasurer             April 11, 2003
/s/  Patrick L. Milton           (principal financial and accounting
------------------------------   officer)
     Patrick L. Milton


/s/  Carol B. Armitage           Chairperson of the Board of Directors             April 11, 2003
------------------------------
     Carol B. Armitage

/s/  Ralph A. Goldwasser         Director                                          April 11, 2003
------------------------------
     Ralph A. Goldwasser


/s/  Gordon D. Poole             Director                                          April 11, 2003
------------------------------
     Gordon D. Poole

/s/  Daniel A. Saginario         Director                                          April 11, 2003
------------------------------
     Daniel A. Saginario


/s/  Michael F. Young            Director                                          April 11, 2003
------------------------------
     Michael F. Young


/s/  John L. Youngblood          Director                                          April 11, 2003
------------------------------
     John L. Youngblood

                                  EXHIBIT INDEX

         Exhibit
         Number                        Description
         ------                        -----------


          4.1  Restated Articles of Organization of the Registrant (incorporated by  reference  to Exhibit  3.1 of the  Registrant's  Registration
               Statement on Form S-1 (File No. 333-87885)).
          4.2  Certificate  of Vote of Directors  Establishing a Class or Series
               of  Stock  (incorporated  by  reference  to  Exhibit  3.1  to the
               Registrant's  Form 10-Q filed with the  Securities  and  Exchange
               Commission on August 10, 2001).
          4.3  Rights  Agreement,   dated  as  of  May  18,  2001,  between  the
               Registrant  and Registrar and Transfer  Company,  as Rights Agent
               (incorporated by reference to Exhibit 1 to the Registrant's  Form
               8-A filed with the Securities and Exchange  Commission on May 21,
               2001).
          4.4  Amendment  No. 1 to Rights  Agreement  by and between the Company and Registrar and Transfer  Company,  as Rights Agent dated as of
               September 9, 2002  (incorporated  by reference to Exhibit 10.1 to the Registrant's  Form 8-K filed with the Securities and Exchange
               Commission on September 12, 2002).
          4.5  Amendment  No. 2 to Rights  Agreement  by and between the Company and Registrar and Transfer  Company,  as Rights Agent dated as of
               March 17, 2003  (incorporated by reference to Exhibit 10.1 to the
               Registrant's  Form 8-K filed  with the  Securities  and  Exchange
               Commission on March 20, 2003).
          4.6  Form of Right Certificate (incorporated by reference to Exhibit 3 to the  Registrant's  Form  8-A  filed  with the  Securities  and
               Exchange Commission on May 21, 2001).
          4.7  Amended and Restated  By-Laws of the Registrant  (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 10, 2001).
          5.1  Opinion of Foley Hoag LLP.
          23.1 Consent  of  PricewaterhouseCoopers  LLP,  Independent  Certified
               Public Accountants.
          23.2 Consent of Foley Hoag LLP (included in Exhibit 5.1).
          24   Power of Attorney (included on signature pages).
          99.1 Young Design, Inc. 2002 Stock Incentive Plan.